AMENDMENT NO. 13
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


The Investment Advisory Agreement between The AAL Mutual Funds and AAL Capital Management Corporation (f/k/a AAL Advisors, Inc.), effective November 28,1990, is hereby amended, effective July 1, 2000, as follows:

     1. Schedule A attached to the Investment Advisory Agreement is modified to add The AAL Large Company Index Fund II, The AAL Mid Cap Index Fund II, The AAL Small Cap Index Fund II, The AAL Aggressive Growth Fund and The AAL Technology Stock Fund.

A revised Exhibit A, effective as of the date of this Amendment No. 13 is attached and incorporated herein.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of July 1, 2000.




ATTEST:                                      THE AAL MUTUAL FUNDS

By: /s/Frederick D. Kelsven                  By: /s/Robert G. Same
    --------------------------------             -------------------------------
    Frederick D. Kelsven                         Robert G. Same




ATTEST:                                      AAL CAPITAL MANAGEMENT CORPORATION

By: /s/Frederick D. Kelsven                  By: /s/Robert G. Same
    --------------------------------             -------------------------------
    Frederick D. Kelsven                         Robert G. Same


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                                    EXHIBIT A
                                       TO
               THE AAL MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT
                             Dated November 28, 1990

1.   The AAL Capital Growth Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $500 million of average daily net assets, 0.575 of 1% on the next $500 million of average daily net assets, and 0.50 of 1% of average daily net assets over $1 billion.

2.   The AAL Bond Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

3.   The AAL Municipal Bond Fund (effective September 1,1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily assets.

4.   The AAL Money Market Fund (effective date December 21, 1990)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % on the first $500 million of average daily net assets and 0.45 of 1 % of average daily net assets over $500 million.

5. The AAL U.S. Government Zero Coupon Target Fund, Series 2001 (effective November 13,1991)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % of average daily net assets.

6. The AAL U.S. Government Zero Coupon Target Fund, Series 2006 (effective November 13, 1991)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % of average daily net assets.

7.   The AAL Mid Cap Stock Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets and 0.65 of 1 % of average daily net assets over $200 million.

8.   The AAL Equity  Income Fund (f/k/a  Utilities  Fund)  (effective  September
     1,1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

9.   The AAL International Fund (effective November 1,1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $50 million of average daily net assets and .60 of 1% of average daily net assets over $50 million.

10.  The AAL Small Cap Stock Fund (effective September 1,1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1 % on the first $200 million of average daily net assets and 0.65 of 1 % of average daily net assets over $200 million.

11.  The AAL High Yield Bond Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

12.  The AAL Balanced Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

13.  The AAL Large Company Index Fund (effective December 31, 1999)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.



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14.  The AAL Mid Cap Index Fund (effective December 31, 1999)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.20 of 1% of average daily net assets over $50 million.

15.  The AAL Bond Index Fund (effective December 31, 1999)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1 % on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

16.  The AAL Large Company Index Fund II (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1 % of average daily net assets.

17.  The AAL Mid Cap Index Fund II (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1 % of average daily net assets.

18.  The AAL Small Cap Index Fund II (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1 % of average daily net assets.

19.  The AAL Aggressive Growth Fund (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.80 of 1% on the first $100 million of average daily net assets, 0.75 of 1% of daily net assets over $100 million but less than $500 million, and 0.70 of 1 % of average net assets over $500 million.

20.  The AAL Technology Stock Fund (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1 % on the of average daily net assets.